EXHIBIT 99.3
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           ANDRESMIN REPORTS ON GEOPHYSICS ANOMALIES ON THE WINICOCHA
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                             PORPHYRY PROPERTY, PERU
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October 25,  2004  Vancouver,  British  Columbia -  Andresmin  Gold  Corporation
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("Andresmin"  or the  "Company")  (NASD  OTC-BB:  "ADGD")  is pleased to issue a
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progress report on the Induced  Polarization  geophysical  program  currently in progress on the Winicocha project, Peru. The Winicocha project comprises 8,500 hectares, located in the Cusco department of southern Peru. The Company acquired a 100% interest in Grupo Minero, which itself purchased a 100% interest in the Winicocha project from Centromin, a State-owned company responsible for vending some of Peru's most select mineral projects, including the massive $2.3 billion Antamina copper-zinc mine.

The Winicocha project has a gold production history dating back to the Spanish conquistadors, who first discovered and mined the ore from near surface gold veins. To date, 19 vein systems have been identified and traced over 2,000 meters. Sample assays previously completed by Centromin range to 21 grams per tonne gold and 75 grams per tonne silver, and the mineralization remains open for expansion along strike. Recently completed geochemical sampling has identified a large anomaly with grades ranging from 1% copper and 5 grams per tonne gold. Surface veins occur within a large zone of argillic and silicic alteration which also hosts anomalous gold values, suggesting potential for a low-grade bulk tonnage gold-copper-molybdenum deposit.

The results of a comprehensive, deep-penetrating Induced Polarization (IP) and a ground magnetics geophysical survey completed by Geophysica Consultores S.R.L., a prominent geophysics company based in Lima, Peru, indicate excellent potential for a large copper porphyry deposit. To date, three large, strong magnitude
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chargeability  anomalies  have  been  indicated  over  the area  covered  by the
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geophysical  survey  measuring  approximately  2.5  by 3.0  kilometers.  Anomaly
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Huiniquiri Chico measures 1.2 by 1.0 kilometer on the central-western portion of the survey area, and has a high chargeability core trending E-W measuring 800 by 200 meters. This large anomaly coincides with the area where previous sampling
of  weathered  rock  and  soil  samples   returned  four  anomalous  areas  with
significant gold and copper values. Anomaly Huiniquiri Oeste measures 800 by 1400 meters and is open to the west, with a high chargeability core measuring 650 by 600 meters. Anomaly Huiniquiri is located on the northern flank of the survey area and is only partially defined, measuring 400 by 200 meters in size.

The Company is continuing a review of the geophysical data, with a Phase I drilling program expected to begin in the first quarter of 2005.

Since the Company acquired the Winicocha project the surrounding area has seen a
significant  increase  in  exploration  activity,   including  several  adjacent
projects being drill tested by major mining companies.


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About Andresmin Gold Corp.
--------------------------

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which produces 42% of the world's copper. The company has an impressive property portfolio with nine projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha Copper-Gold Project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts 1.4 million ounces gold, thought to be the near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.


For further information please contact:
Tel: 604-689-1620
Toll: (888) 689-1620
investor@andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.